Exhibit 10.9

AVENUE CAPITAL MANAGEMENT II, L.P. 535 Madison Avenue 14th Floor New York, New York 10022	SOLUS CORE OPPORTUNITIES MASTER FUND LTD c/o Solus Alternative Asset Management LP 430 Park Avenue New York, New York 10022

March 16, 2010

NextWave Wireless LLC
NextWave Wireless Inc.
12670 High Bluff Drive
San Diego, CA 92130

Attention:  Independent Committee
     of the Board of Directors

Senior Secured Notes Commitment Letter

Ladies and Gentlemen:

You have advised Avenue Capital Management II, L.P. (“Avenue Capital”), acting on behalf of its managed investment funds set forth on the signature page hereto (collectively, the “Avenue Capital Funds,” and together with Avenue Capital, “Avenue Capital Group”) and Solus Core Opportunities Master Fund Ltd (“Core”) or one or more of its affiliates or co-investors (collectively, the “Core Funds” and together with Solus Alternative Asset Management LP, “Sola Group”) that NextWave Wireless Inc., a corporation organized under the laws of the State of Delaware (the “Parent”), and NextWave Wireless LLC, a limited liability company organized under the laws of the State of Delaware (the “Company”, and together with the Parent, “you”), are seeking financing for the Company in light of build-out requirements with respect to certain spectrum holdings owned by the Company or any of its subsidiaries in the form of additional senior secured first lien issuances of notes providing aggregate cash proceeds of up to $25.0 million (the “Incremental Indebtedness” or the “Financing”).  The Incremental Indebtedness will be a further issuance of, and part of the same series of indebtedness of $350 million (original principal amount) of senior secured notes (the “Existing First Lien Notes”), that were issued under the Purchase Agreement dated July 17, 2006, governing the Existing First Lien Notes (as amended from time to time, the “First Lien Purchase Agreement”), and will be evidenced by notes (collectively, the “Senior Incremental Notes”) substantially in the form attached as Annex III to the Amendment and Limited Waiver to the Note Agreements dated as of March 16, 2010 (the “March Amendment”).  All references to “dollars” or “$” in this agreement and the attachments and annexes hereto (collectively, this “Commitment Letter”) are references to United States dollars.

Commitments.

You have requested that the Avenue Capital Funds and the Core Funds commit to purchase the Senior Incremental Notes.  The Avenue Capital Funds and the Core Funds are pleased to advise you of the Avenue Capital Funds’ commitment to purchase 80% of the Senior Incremental Notes of the Company and of the Core Funds’ commitment to purchase 20% of the Senior Incremental Notes of the Company upon the terms and subject to the conditions set forth or referred to in this Commitment Letter. The commitments of the Avenue Capital Funds and the Core Funds are several and not joint.

The Avenue Capital Funds’ commitment and the Core Funds’ commitment are subject to (i) the execution, delivery and effectiveness on the date hereof of the March Amendment, (ii) the satisfaction, on  and as of each date on which Senior Incremental Notes are to be issued and purchased (each, a “Purchase Date”) of the conditions set forth on Annex I hereto, and (iii) the execution and delivery of the Senior Incremental Notes and related purchase, guaranty and security documentation substantially in the form of the Second Lien Incremental Indebtedness Agreement dated as of July 2, 2009 by and among certain purchasers, the Company, Parent and each Guarantor (the “Incremental Agreement”) with such changes as are necessary or appropriate to reflect the issuance of the Senior Incremental Notes (including certain provisions from the First Lien Purchase Agreement that shall be incorporated mutatis mutandis into such documentation but excluding (i) the requirements to deliver a solvency opinion, related certificate and fairness opinion referred to in Sections 4(e), 4(f) and 4(g) of the Incremental Agreement and (ii) the representations and warranties set forth in Section 4.25 of the First Lien Purchase Agreement) and otherwise in form and substance reasonably satisfactory to the Avenue Capital Funds and the Core Funds, in respect of each Purchase Date (collectively with the Senior Incremental Notes, the “Notes Documentation”).

Independent Parties.

Each of Avenue Capital and Core hereby represents that they are separate and distinct parties with respect to the Financing and have acted as such when working with the Company to structure the Financing.  Each of Avenue Capital and Core hereby confirms that it is making its investment decision independently and has no agreement with the other party to acquire, hold, vote or dispose of any securities of the Company.

Information.

You hereby represent and covenant that (a) all information (other than the financial projections (the “Projections”)) that has been made available to Avenue Capital Group and Sola Group by you or any of your representatives in connection with the transactions contemplated hereby (the “Information”), when taken as a whole, is complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein, in the light of the circumstances under which such statements are made, not misleading, (b) the Projections that have been made available to Avenue Capital Group and Sola Group by you or any of your representatives in connection with the transactions contemplated hereby have been prepared in good faith based upon assumptions believed by you to be reasonable (it being understood that projections by their nature are inherently uncertain and no assurances are being given that the results reflected in the Projections will be achieved) and (c) the Company individually and the Company and the Guarantors (as defined in the First Lien Purchase Agreement), taken as a whole on a consolidated basis, after giving effect to (i) the incurrence of all indebtedness and obligations being incurred in connection herewith and (ii) the March Amendment, will be Solvent (as defined in the First Lien Purchase Agreement).  By your acceptance below, you hereby agree to deliver, not later than the Deadline (as hereinafter defined), to Avenue Capital and Core a solvency certificate from the Company and the Parent dated on or about the date of this Commitment Letter and addressed to Avenue Capital and Core, in form, scope and substance satisfactory to Avenue Capital and Core, with appropriate attachments and demonstrating that after giving effect to the consummation of the transactions contemplated by this Commitment Letter and the March Amendment, the Company and the Parent, each individually, and the Parent and its subsidiaries, taken as a whole on a consolidated basis, will be Solvent (as such term is defined in the First Lien Purchase Agreement).

Indemnity and Expenses.

By your acceptance below, you hereby agree to indemnify and hold harmless Avenue Capital, the Avenue Capital Funds, Solus Alternative Asset Management LP (“Solus”), the Core Funds and each of their respective affiliates (including, without limitation, controlling persons) and the directors, officers, employees, advisors and agents of the foregoing (each, an “Indemnified Person”) from and against any and all losses, claims, costs, expenses, damages or liabilities (or actions or other proceedings commenced or threatened in respect thereof) that arise out of or in connection with this Commitment Letter, the Senior Incremental Notes or any of the transactions contemplated hereby or thereby, and to reimburse each Indemnified Person promptly upon its written demand for any legal or other expenses incurred in connection with investigating, preparing to defend or defending against, or participating in, any such loss, claim, cost, expense, damage, liability or action or other proceeding (whether or not such Indemnified Person is a party to any action or proceeding); provided that any such obligation to indemnify, hold harmless and reimburse an Indemnified Person shall not be applicable to the extent determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnified Person.

You shall not be liable for any settlement of any such proceeding effected without your written consent, but if settled with such consent or if there shall be a final judgment against an Indemnified Person, you shall, subject to the proviso in the preceding sentence, indemnify such Indemnified Person from and against any loss or liability by reason of such settlement or judgment.  You shall not, without the prior written consent of any Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which such Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement (i) includes an unconditional release of such Indemnified Person from all liability or claims that are the subject matter of such proceeding and (ii) does not include a statement as to or an admission of fault, culpability, or a failure to act by or on behalf of such Indemnified Person.  None of Avenue Capital, the Avenue Capital Funds, Solus or the Core Funds shall be responsible or liable to you or any of your respective subsidiaries, affiliates or stockholders or any other person or entity for any indirect, special, punitive or consequential damages which may be alleged as a result of this Commitment Letter, the Senior Incremental Notes or the transactions contemplated hereby or thereby.  In addition, you hereby agree to reimburse Avenue Capital Group and Sola Group, respectively, upon demand for all reasonable out-of-pocket costs and expenses (including, without limitation, legal fees of separate counsel to each of Avenue Capital Group and Sola Group, costs and expenses and all costs relating to due diligence and the preparation and negotiation of all documents relating to the transactions contemplated by this

Commitment Letter) incurred in connection with the closing and consummation of the Senior Incremental Notes and the transactions contemplated thereby, and the preparation, review, negotiation, execution and delivery of this Commitment Letter and the Notes Documentation and the administration, amendment, modification or waiver thereof (or any proposed amendment, modification or waiver), whether or not any of the transactions contemplated by this Commitment Letter close or any documentation is executed and delivered or any extensions of credit are made under any portion of the Senior Incremental Notes.  The foregoing provisions of this paragraph shall be in addition to any rights that any Indemnified Person may have at common law or otherwise.

Conflicts of Interest.

You acknowledge that (and waive any conflict of interest arising in connection with):

(a)
each of (i) Avenue Capital and/or its affiliates, including the Avenue Capital Funds (the “Avenue Affiliate Group”) and (ii) Solus and/or its affiliates, including the Core Funds (the “Sola Affiliate Group”), in their capacity as principal or agent, are involved in a wide range of investment activities globally (including investment advisory; asset management; and trading) from which conflicting interests or duties may arise and therefore, conflicts may arise between duties of Avenue Affiliate Group members or Sola Affiliate Group members hereunder and other duties or interests of Avenue Affiliate Group members or Sola Affiliate Group members;

(b)
Avenue Affiliate Group members and Sola Affiliate Group members may, at any time, (i) provide services to any other person, (ii) engage in any transaction (on its own account or otherwise) with respect to you or any member of the same group as you (including, without limitation, holding any Existing First Lien Notes and any other securities issued by you), (iii) serve as a member of your governing body or of the governing body of any member of the same group as you or any of committees of such respective governing bodies or (iv) act in relation to any matter for any other person whose interests may be adverse to you or any member of your group (a “Third Party”), and may retain for their own benefit any related remuneration or profit, notwithstanding that a conflict of interest exists or may arise and/or any member of the Avenue Affiliate Group or the Sola Affiliate Group is in possession or has come or comes into possession (whether before, during or after the agreements hereunder) of information confidential to you; provided that such information shall not be shared with any Third Party. You accept that permanent or ad hoc arrangements/information barriers may be used between and within divisions of Avenue Affiliate Group members or Sola Affiliate Group members for this purpose and that locating directors, officers or employees in separate workplaces is not necessary for such purpose;

(c)
information which is held elsewhere within the Avenue Affiliate Group or the Sola Affiliate Group but of which none of the individual directors, officers or employees having the conduct of transactions contemplated by this letter actually has knowledge (or can properly obtain knowledge without breach of internal procedures), shall not for any purpose be taken into account in determining an Avenue Affiliate Group member’s or a Sola Affiliate Group member’s responsibilities to you hereunder; and

(d)
neither Avenue Affiliate Group members nor Sola Affiliate Group members shall have any duty to disclose to, or utilize for the benefit of, you, any non-public information acquired in the course of providing services to any other person, engaging in any transaction (on its own account or otherwise) or otherwise carrying on its business.

Governing Law, Etc.

This Commitment Letter, the Avenue Capital Funds’ commitment and the Core Funds’ commitment shall not be assignable by you without the prior written consent of Avenue Capital or Core, as applicable, and any purported assignment without such consent shall be void. Avenue Capital Group and Sola Group reserve the right to employ the services of their respective affiliates in providing services contemplated by this Commitment Letter.  You also agree that the Avenue Capital Funds and the Core Funds may at any time and from time to time assign all or any portion of their commitments hereunder to one or more of their respective affiliates.  You further acknowledge that Avenue Capital Group and Sola Group may share with any of their respective affiliates, and such affiliates may share with Avenue Capital Group and Sola Group, any information related to you or any of your respective subsidiaries or affiliates (including, without limitation, information relating to creditworthiness) and the transactions contemplated hereby.  Avenue Capital Group and Sola Group agree to treat, and cause any such respective affiliate to treat, all non-public information provided to Avenue Capital Group or Sola Group by you as confidential information in accordance with their customary practices.

This Commitment Letter may not be amended or any provision hereof waived or modified except by an instrument in writing signed by Avenue Capital, Core and you.  This Commitment Letter may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one agreement.  Delivery of an executed counterpart of a signature page of this Commitment Letter by facsimile transmission or by pdf shall be effective as delivery of a manually executed counterpart of this Commitment Letter.  Headings are for convenience of reference only and shall not affect the construction of, or be taken into consideration when interpreting, this Commitment Letter.  This Commitment Letter is intended to be for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, and may not be relied on by, any persons other than the parties hereto and, with respect to the indemnification provided under the heading “Indemnity and Expenses,” each Indemnified Person.

This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of New York without regard to principles of conflicts of law to the extent that the application of the laws of another jurisdiction will be required thereby.  Any right to trial by jury with respect to any claim or action arising out of this Commitment Letter is hereby waived.  You hereby submit to the non-exclusive jurisdiction of the federal and New York State courts located in The City of New York (and appellate courts thereof) in connection with any dispute related to this Commitment Letter or any of the matters contemplated hereby, and agree that service of any process, summons, notice or document by registered mail addressed to you shall be effective service of process against you for any suit, action or proceeding relating to any such dispute.  You irrevocably and unconditionally waive any objection to the laying of such venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.  A final judgment in any such suit, action or proceeding brought in any such court may be enforced in any other courts to whose jurisdiction you are or may be subject by suit upon judgment.

Please indicate your acceptance of the terms hereof by returning to Avenue Capital and Core executed counterparts of this Commitment Letter not later than 5:00 p.m., New York City time, on Friday, March 19, 2010 (the “Deadline”).  This Commitment Letter, the Avenue Capital Funds’ commitment and the Core Funds’ commitment hereunder are also conditioned upon your acceptance hereof, and Avenue Capital’s and Core’s receipt of an executed counterpart hereof on or prior to the Deadline.  Upon your execution and delivery of this Commitment Letter, you shall be bound to the terms and agreements contained in this Commitment Letter.  The expense reimbursement, confidentiality, indemnification and governing law and forum provisions hereof shall survive termination of (i) this Commitment Letter (or any portion hereof) and (ii) any or all of the Avenue Capital Funds’ commitment or the Core Funds’ commitment hereunder.

[Signature Page Follows]

Avenue Capital Group and Sola Group are pleased to have been given the opportunity to assist you in connection with the Financing.

Very truly yours,

AVENUE CAPITAL MANAGEMENT II, L.P. (on behalf of Avenue Investments, L.P., Avenue International, Ltd., Avenue Special Situations Fund IV, L.P., Avenue Special Situations Fund V, L.P., Avenue AIV US, L.P., Avenue International Master, L.P., Avenue CDP Global Opportunities Fund, L.P. and/or any of its affiliate entities)
SOLUS CORE OPPORTUNITIES MASTER FUND LTD
By:	/s/ Sonia Gardner		By:	/s/ Christopher Bondy
	Name:	Sonia Gardner		Name:	Christopher Bondy
	Title:	President and Managing Partner		Title:	Authorized Signatory

Accepted and agreed to as of

the date first written above:

NEXTWAVE WIRELESS LLC

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Treasurer

NEXTWAVE WIRELESS INC.

By:	/s/ Francis J. Harding
	Name:	Francis J. Harding
	Title:	Executive Vice President and Chief Financial Officer

Signature Page to Commitment Letter

ANNEX I

CONDITIONS TO EACH PURCHASE OF

SENIOR INCREMENTAL NOTES

The Avenue Capital Funds’ commitment and the Core Funds’ commitment under the Commitment Letter with respect to the purchase from time to time, or at any time, of any of the Senior Incremental Notes are subject to the conditions set forth in the Commitment Letter and satisfaction of each of the conditions precedent set forth below.  All capitalized terms used but not defined herein shall have the meanings provided in the Commitment Letter to which this Annex I is attached.

1. Avenue Capital and Core shall have received a written request to purchase Senior Incremental Notes no later than ten (10) and no earlier than fifteen (15) Business Days prior to the intended Purchase Date for such purchase.  Such request shall not be for a Purchase Date later than July 31, 2010.  Such notice shall specify: (a) the intended Purchase Date, and (b) the aggregate principal amount of Senior Incremental Notes that are requested to be purchased (which amount shall not be less than $5,000,000).

2. All Senior Incremental Notes shall be substantially in the form attached as Annex III to the March Amendment and all Notes Documentation shall be substantially in the form of the Second Lien Incremental Indebtedness Agreement dated as of July 2, 2009 by and among certain purchasers, the Company, Parent and each Guarantor with such changes as are necessary or appropriate to reflect the issuance of the Senior Incremental Notes (including certain provisions from the First Lien Purchase Agreement that shall be incorporated mutatis mutandis into such documentation but excluding (i) the requirements to deliver a solvency opinion, related certificate and fairness opinion referred to in Sections 4(e), 4(f) and 4(g) of the Incremental Agreement and (ii) the representations and warranties set forth in Section 4.25 of the First Lien Purchase Agreement) and otherwise in form and substance reasonably satisfactory to Avenue Capital and Core, and Avenue Capital and Core shall have received duly executed counterparts of the Notes Documentation.

3. All conditions precedent to the purchase of the Senior Incremental Notes contained in the Notes Documentation shall have been satisfied or waived by each of Avenue Capital and Core, and the representations and warranties of the Company and the Parent and their respective subsidiaries contained in the Notes Documentation shall be true and correct as of the related Purchase Date.

4. The Parent and the Company shall have provided the documentation and other information to the Avenue Capital Funds and the Core Funds that is required by regulatory authorities under applicable “know your customer” and anti-money-laundering rules and regulations.

5. The Collateral Agent under the Senior Incremental Notes shall have a perfected, first priority lien on and security interest in the Collateral (as defined in the First Lien Purchase Agreement).

6. No Default or Event of Default shall have occurred under any of the First Lien Purchase Agreement, the Second Lien Note Purchase Agreement or the Exchange Note Exchange Agreement.

7. There shall be no legal bar to the issuance of the Senior Incremental Notes.

Annex I - 1

8. All costs, fees, expenses (including, without limitation, legal fees and expenses) and other compensation payable to Avenue Capital, the Avenue Capital Funds, Solus, the Core Funds and the Collateral Agent under the First Lien Purchase Agreement, the Second Lien Note Purchase Agreement, the Exchange Note Exchange Agreement, and the Senior Incremental Notes shall have been paid to the extent due.

Annex I - 2